Exhibit 99.2

Zencoder Inc.

Unaudited Condensed Financial Statements

For the Six Month Periods Ended June 30, 2012 and 2011

Contents

Condensed Financial Statements of Zencoder Inc. (unaudited)

Condensed Balance Sheets as of June 30, 2012 and December 31, 2011	1
Condensed Statements of Operations for the Six Months Ended June 30, 2012 and 2011	2
Condensed Statements of Cash Flows for the Six Months Ended June 30, 2012 and 2011	3
Notes to Condensed Financial Statements	5

Zencoder Inc.

Condensed Balance Sheets

(unaudited)

	June 30, 2012	December 31, 2011
Assets
Current assets:
Cash	$426,664	$722,450
Restricted cash	70,000	70,000
Accounts receivable	41,012	9,658
Prepaid expenses and other current assets	42,684	86,052

Total current assets	580,360	888,160
Property and equipment, net	86,462	50,203

Total assets	$666,822	$938,363

Liabilities and stockholders’ (deficit) equity
Current liabilities:
Accounts payable	$142,115	$92,369
Accrued expenses	169,226	131,561
Deferred revenue	16,437	24,219

Total current liabilities	327,778	248,149
Convertible notes payable	419,750
Embedded derivative liability	38,400	—
Other liabilities	73,221	—

Total liabilities	859,149	248,149

Contingencies (Note 13)

Stockholders’ (deficit) equity:
Convertible preferred stock, $0.00001 par value, 5,500,000 shares authorized; 5,367,576 and 5,316,430 shares issued and outstanding at June 30, 2012 and December 31, 2011, respectively (liquidation value of $2,623,671 and $2,598,671 as of June 30, 2012 and December 31, 2011, respectively)	2,497,321	2,472,321
Common stock, $0.00001 par value; 25,500,000 shares authorized; 14,943,477 shares issued and outstanding	149	149
Additional paid in capital	232,401	144,785
Accumulated deficit	(2,922,198)	(1,927,041)

Total stockholders’ (deficit) equity	(192,327)	690,214

Total liabilities and stockholders’ (deficit) equity	$666,822	$938,363

See accompanying notes to Unaudited Condensed Financial Statements.

Zencoder Inc.

Condensed Statements of Operations

(unaudited)

	Six Months Ended June 30,
	2012	2011

Revenue:
Subscription and support revenue	$948,759	$226,798
Professional services and other revenue	14,948	30,851

Total revenue	963,707	257,649

Cost of revenue:
Cost of subscription and support revenue	493,420	114,811
Cost of professional services and other revenue	5,032	9,283

Total cost of revenue	498,452	124,094

Gross profit	465,255	133,555

Operating expenses:
Research and development	626,449	301,857
Sales and marketing	402,566	216,211
General and administrative	421,262	232,303

Total operating expenses	1,450,277	750,371

Loss from operations	(985,022)	(616,816)

Other income (expense):
Interest (expense) income, net	(9,595)	47,889
Other (expense) income, net	(540)	1,026

Total other (expense) income, net	(10,135)	48,915

Net loss	$(995,157)	$(567,901)

See accompanying notes to Unaudited Condensed Financial Statements.

Zencoder Inc.

Condensed Statements of Cash Flows

(unaudited)

	Six Months Ended June 30,
	2012	2011

Operating activities
Net loss	$(995,157)	$(567,901)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	12,360	3,429
Stock-based compensation	86,199	6,994
Gain on disposal of equipment	(161)	(264)
Non-cash interest expense	2,750	14,488
Change in fair value of embedded derivative	5,400	(60,500)
Changes in assets and liabilities:
Accounts receivable	(31,354)	41,171
Prepaid expenses and other current assets	43,368	(12,907)
Accounts payable	49,746	96,356
Accrued expenses and other liabilities	112,303	64,842
Deferred revenue	(7,782)	(1,344)

Net cash used in operating activities	(722,328)	(415,636)

Investing activities
Purchases of property and equipment	(49,458)	(19,962)
Proceeds from sale of property and equipment	1,000	2,130

Net cash used in investing activities	(48,458)	(17,832)

Financing activities
Proceeds from issuance of convertible notes, net of issuance costs	450,000	25,000
Proceeds from issuance of convertible preferred stock, net of issuance of costs	25,000	1,829,287

Net cash provided by financing activities	475,000	1,854,287

Net increase in cash	(295,786)	1,420,819
Cash at beginning of year	722,450	305,367

Cash at end of year	$426,664	$1,726,186

Zencoder Inc.

Condensed Statements of Cash Flows (continued)

(unaudited)

	Six Months Ended June 30,
	2012	2011

Supplemental disclosure of non-cash financing and investing activities
Vesting of restricted stock, net of restrictions	1,417	(4,725)
Expiration of convertible security	—	3,458
Issuance of common stock and convertible preferred stock upon conversion of convertible notes	—	664,628

	$1,417	$663,361

See accompanying notes to Unaudited Condensed Financial Statements.

1. Business Description and Basis of Presentation

Business Description

Zencoder Inc. (the Company) is a provider of cloud-based audio and video encoding services that enable content providers to quickly deploy video to Internet-connected devices. The Company is headquartered in San Francisco, California.

The Company was initially formed in Minnesota in 2008 as a limited liability company named Zencoder LLC. On January 8, 2010, the Company reorganized as a C corporation under Delaware law whereby each membership unit of Zencoder LLC was exchanged for one share of common stock of Zencoder Inc. Zencoder LLC incurred an insignificant level of business activity and did not hold significant assets or liabilities.

On August 14, 2012, the Company was acquired by Brightcove Inc. See Note 3.

Basis of Presentation

The accompanying condensed financial statements are unaudited. These financial statements and notes should be read in conjunction with the audited financial statements and related notes contained in Exhibit 99.1.

The accompanying interim condensed financial statements are unaudited and have been prepared in accordance with accounting principles generally accepted in the United States for interim periods. Accordingly, certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States have been condensed or omitted pursuant to such rules. In the opinion of management, the unaudited condensed financial statements and notes have been prepared on the same basis as the audited financial statements for the year ended December 31, 2011 and include all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the Company’s financial position at June 30, 2012 and statements of operations and cash flows for the six months ended June 30, 2012 and 2011. These interim periods are not necessarily indicative of the results to be expected for any other interim period or the full year. The accompanying condensed financial statements reflect the application of certain significant accounting policies as described below and elsewhere in these notes to the condensed financial statements. As of June 30, 2012, the Company’s significant accounting policies and estimates, which are detailed in the Company’s audited financial statements for the year ended December 31, 2011, have not changed.

The accompanying financial statements have been prepared on the basis that the Company will continue as a going concern. The Company has experienced recurring losses from operations since inception and will be required to obtain additional funding or alternative means of financial support, or both, prior to January 1, 2013, in order to continue as a going concern. As shown in the accompanying financial statements, the Company incurred net losses of $995,157 and $567,901 for the six month periods ended June 30, 2012 and 2011, respectively, and has an accumulated deficit of $2,922,198 as of June 30, 2012. Additionally, the Company incurred negative cash flows from operations of $722,328 and $415,636 for the six month periods ended June 30, 2012 and 2011, respectively.

These factors raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities or any other adjustments that might be necessary should the Company be unable to continue as a going concern.

2. Use of Estimates and Uncertainties

The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts expensed during the reporting period. Actual results could differ from those estimates.

Significant estimates relied upon in preparing these financial statements include revenue recognition and revenue reserves, expensing and capitalization of research and development costs for internal-use software, the determination of the fair value of derivative instruments, the determination of the fair value of stock awards issued, stock-based compensation expense and the recoverability of the Company’s net deferred tax assets and related valuation allowance.

Although the Company regularly assesses these estimates, actual results could differ materially from these estimates. Changes in estimates are recorded in the period in which they become known. The Company bases its estimates on historical experience and various other assumptions that it believes to be reasonable under the circumstances. Actual results may differ from management’s estimates if these results differ from historical experience or other assumptions do not turn out to be substantially accurate, even if such assumptions are reasonable when made.

3. Subsequent Events Considerations

The Company considers events or transactions that occur after the balance sheet date but prior to the issuance of the financial statements to provide additional evidence relative to certain estimates or to identify matters that require additional disclosure. There were no material recognized subsequent events recorded in the unaudited condensed financial statements as of and for the six months ended June 30, 2012.

On August 14, 2012 (the Closing Date), pursuant to an Agreement and Plan of Merger (the Merger Agreement) by and among the Company and Brightcove Inc., Zebra Acquisition Corporation, a Delaware corporation (MergerCo), and James Lindenbaum as Securityholders’ Representative, Brightcove Inc. completed its previously announced acquisition of all of the issued and outstanding shares of capital stock of the Company, and MergerCo merged with and into the Company, with the Company remaining as the surviving entity and a wholly-owned subsidiary of Brightcove Inc. At the closing, Brightcove Inc. paid approximately $30.0 million in cash. Pursuant to the Merger Agreement, $4.6 million of the purchase price was placed into an escrow fund to settle certain claims for indemnification for breaches or inaccuracies in the Company’s representations and warranties, covenants, agreements, and losses attributable to certain taxes, and payments due to the Company for certain adjustments to the calculation of the working capital of the Company as of the close of business on the day immediately prior to the Closing Date.

The Merger and Merger Agreement were approved by the Board of Directors of Brightcove Inc., the Board of Directors and sole stockholder of MergerCo and the Board of Directors of the Company. The Merger Agreement contains customary representations, warranties, and covenants by each of the parties.

4. Revenue Recognition

The Company primarily derives revenue from the sale of its cloud-based video and audio encoding service (encoding services), which converts videos into formats that are compatible with web playback, mobile phones, or other devices customers need to support. In limited situations, the Company has also derived revenue from additional support provided in connection with the encoding services. The Company has also derived professional services revenues from consulting arrangements, including general software development and web hosting management consulting services.

The Company recognizes revenues when all of the following conditions are satisfied: (1) there is persuasive evidence of an arrangement; (2) the service has been provided to the customer; (3) the collection of fees is reasonably assured and (4) the amount of fees to be paid by the customer is fixed or determinable.

The Company’s encoding services are provided to customers via subscription arrangements, which provide the customer with the right to access the Company’s software in order to submit videos and receive the encoded output files. Customers do not have the right to take possession of the Company’s software during the subscription arrangement. Accordingly, the Company recognizes revenue in accordance with Accounting Standards Codification (ASC) 605, Revenue Recognition.

The Company’s subscription arrangements are generally on a month-to-month basis, but can have a term of up to one year or longer. The subscription arrangements generally provide the customer with a fixed monthly level of encoding services, and provide the rate at which the customer must pay for actual usage above the fixed monthly level. With limited exceptions, the Company has not historically assessed whether collectability was reasonably assured at the outset of the arrangement. Accordingly, in such cases the Company has concluded that there is insufficient basis to assess whether collection is reasonably assured and recognizes the related subscription and support revenue when cash is collected. However, for certain larger, more established customers who generally enter into agreements with terms of one year or longer, the Company has concluded that collectability is reasonably assured at the outset of the arrangement and recognizes the monthly subscription fees and related support as revenue in the month of the usage.

The Company’s professional services arrangements are billed on a time and materials basis pursuant to consulting agreements. With limited exceptions, the Company has not historically assessed whether collectability was reasonably assured at the outset of the professional services arrangements. Accordingly, in such cases the Company has typically concluded that there is insufficient basis to assess whether collection is reasonably assured and revenue recognition commences upon the later of when the service has been provided or when all revenue recognition criteria have been met, which in certain cases results in revenue recognition upon cash collection.

Deferred revenue primarily consists of outstanding customer credits, customer deposits and prepayments.

Revenue is presented net of any taxes collected from customers, as applicable.

The majority of the Company’s customer arrangements are single element arrangements. However, the Company has entered into certain multiple-element arrangements, which included subscription arrangements and expanded service level or premium support agreements. Since each of these elements represent services that are provided to the customer throughout the related contract period, each of the elements is being recognized on a ratable basis over the term of the arrangement.

5. Concentration of Credit Risk

The Company has no significant off-balance sheet risk, such as foreign exchange contracts, option contracts or other foreign hedging arrangements. Financial instruments that potentially expose the Company to concentrations of credit risk consist primarily of cash and trade accounts receivable. The Company maintains its cash principally with accredited financial institutions of high credit standing. Although the Company deposits its cash with multiple financial institutions, its deposits, at times, may exceed federally insured limits. The Company has not historically experienced any significant bad debt losses related to receivables from individual customers or groups of customers and management does not believe that there is significant credit risk in the Company’s accounts receivable as of June 30, 2012.

For the six months ended June 30, 2012, one customer accounted for approximately 16% of total revenue. For the six months ended June 30, 2011, no individual customer accounted for more than 10% of total revenue.

As of June 30, 2012, two customers accounted for approximately 47% and 33%, respectively, of accounts receivable. As of December 31, 2011, three customers accounted for approximately 54%, 25% and 21%, respectively, of accounts receivable.

6. Concentration of Other Risks

The Company is dependent on certain hosting providers who operate servers which the Company uses to deliver its services. The disruption of these hosting providers could have a material adverse effect on the Company’s business, financial position and results of operations.

7. Cash

Cash consists of cash on deposit with banks. The Company had no investments as of June 30, 2012 or December 31, 2011.

8. Software Development Costs

Costs incurred to develop software applications used in the Company’s encoding services consist of (a) certain external direct costs of materials and services incurred in developing or obtaining internal-use computer software, and (b) payroll and payroll-related costs for employees who are directly associated with and who devote time to, the project. The Company follows the guidance of ASC 350-40, Internal Use Software, in accounting for its software development costs. The costs incurred in the preliminary stages of development are expensed as incurred. Once an application has reached the development stage, internal and external costs, if direct and incremental, are capitalized until the application is substantially complete and ready for its intended use. Because the Company believes the majority of its development efforts are either in the preliminary stage of development or in the operation stage (post-implementation), no costs have been capitalized to date. These costs are included in the accompanying condensed statements of operations as research and development expense.

9. Comprehensive Loss

Comprehensive loss is defined as the change in stockholders’ equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. The comprehensive loss for all periods presented does not differ from the reported net loss.

10. Fair Value of Financial Instruments

Fair value is an exit price, representing the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants based on the highest and best use of the asset or liability. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. The Company uses valuation techniques to measure fair value that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized as follows:

•	Level 1: Observable inputs, such as quoted prices for identical assets or liabilities in active markets;

•

Level 2: Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly, such as quoted prices for similar assets or liabilities, or market-corroborated inputs; and

•

Level 3: Unobservable inputs for which there is little or no market data which require the reporting entity to develop its own assumptions about how market participants would price the assets or liabilities.

The valuation techniques that may be used to measure fair value are as follows:

A. Market approach—Uses prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities.

B. Income approach—Uses valuation techniques to convert future amounts to a single present amount based on current market expectations about those future amounts, including present value techniques, option-pricing models, and excess earnings method.

C. Cost approach—Based on the amount that currently would be required to replace the service capacity of an asset (replacement cost).

The Company has evaluated the estimated fair value of financial instruments using available market information and management’s estimates. The use of different market assumptions and/or estimation methodologies could have a significant effect on the estimated fair value amounts.

The following tables set forth the Company’s financial instruments carried at fair value using the lowest level of input as of June 30, 2012 and December 31, 2011:

	June 30, 2012
	Quoted Prices in Active Markets for Identical Items (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total

Assets:
Restricted cash	$70,000	$—	$—	$70,000

Total assets	$70,000	$—	$—	$70,000

Liabilities:
Embedded put option associated with convertible notes (Note 14)	$—	$—	$38,400	$38,400

Total liabilities	$—	$—	$38,400	$38,400

	December 31, 2011
	Quoted Prices in Active Markets for Identical Items (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total

Assets:
Restricted cash	$70,000	$—	$—	$70,000

Total assets	$70,000	$—	$—	$70,000

The following table sets forth a summary of changes in the fair value of the Company’s Level 3 financial assets and liabilities for the six months ended June 30, 2012:

Balance at December 31, 2011	$—
Fair value of embedded derivative liability at issuance	33,000
Change in fair value of embedded derivative liability	5,400

Balance at June 30, 2012	$38,400

11. Stock-based Compensation

At June 30, 2012, the Company had one stock-based compensation plan, the 2010 Stock Plan (the 2010 Plan). The 2010 Plan provides for the issuance of incentive and non-qualified stock options and restricted stock to employees and consultants up to an aggregate of 3,650,372 shares of the Company’s common stock.

The fair value of each option grant issued under the 2010 Plan was estimated using the Black-Scholes-Merton option-pricing model that used the assumptions noted in the following table. As there was no public market for its common stock, the Company determined the volatility for options granted based on an analysis of reported data for a peer group of companies. The expected volatility of options granted has been estimated based on an average of the historical volatility measures of this peer group of companies. The expected life of options has been estimated utilizing the “simplified method.” The simplified method is based on the average of the vesting tranches and the contractual life of each grant. The risk-free interest rate is based on a treasury instrument whose term is consistent with the expected life of the stock options. The Company has not paid, and does not anticipate paying, cash dividends on its common stock; therefore, the expected dividend yield is assumed to be zero.

The following table is a summary of the weighted-average assumptions utilized to estimate the fair value of options granted during the six months ended June 30, 2012. There were no option grants during the six months ended June 30, 2011.

Six Months Ended June 30, 2012

Risk-free interest rate	1.38%
Expected volatility	57%
Expected life (in years)	6.25
Expected dividend yield	—
Weighted average fair value of grants	$0.03

The following table is a summary of the status of the Company’s stock options as of June 30, 2012 and the stock option activity for the 2010 Plan during the six months ended June 30, 2012:

	Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term (In Years)	Aggregate Intrinsic Value(2)

Outstanding at December 31, 2011	1,968,000	$0.05
Granted	342,315	0.06
Exercised	—	—		$—
Forfeited	(240,000)	0.06

Outstanding at June 30, 2012	2,070,315	$0.05	8.75	$2,654,507

Exercisable at June 30, 2012	694,306	$0.05	8.41	$892,318

Vested and expected to vest at June 30, 2012 (1)	2,070,315	$0.05	8.75	$2,654,507

(1)	This represents the number of vested options as of June 30, 2012 plus the number of unvested options expected to vest as of June 30, 2012, based on the unvested options outstanding at June 30, 2012 and adjusted for the estimated forfeiture rate.
(2)	The aggregate intrinsic value was calculated based on the positive difference between the estimated fair value of the Company’s common stock on June 30, 2012 or the date of exercise, as appropriate, and the exercise price of the underlying options.

The Company recognized stock-based compensation expense as follows:

	Six Months Ended June 30,
	2012	2011

Employee awards:
Stock options	$8,113	$6,026

Non-employee awards:
Stock options	78,086	968

	$86,199	$6,994

Stock-based compensation expense was recognized in the accompanying statements of operations as follows:

	Six Months Ended June 30,
	2012	2011

Cost of subscription and support revenue	$343	$—
Research and development	24,329	5,064
Sales and marketing	4,942	1,243
General and administrative	56,585	687

	$86,199	$6,994

As of June 30, 2012, there was $39,970 of total unrecognized stock-based compensation expense that is expected to be recognized over a weighted-average service period of approximately 3.1 years. The total unrecognized stock-based compensation expense will be adjusted for future changes in estimated forfeitures.

The following table summarizes the restricted stock activity during the six months ended June 30, 2012:

	Number of Shares	Weighted-Average Grant-Date Fair Value

Unvested at December 31, 2011	5,000,000	$0.00189
Granted	—	—
Vested	(750,000)	0.00189
Repurchased	—	—

Unvested at June 30, 2012	4,250,000	0.00189

12. Income Taxes

For both the six months ended June 30, 2012 and 2011, the Company did not record any income tax expense.

The Company’s management has evaluated the positive and negative evidence bearing upon the realizability of its net deferred tax assets. As required by the provisions of ASC 740, Income Taxes, management has determined that it is more likely than not that the Company will not recognize the benefits of federal and state net deferred tax assets for financial reporting purposes. Accordingly, the deferred tax assets have been fully reserved at June 30, 2012 and December 31, 2011.

Since the Company is in a loss carryforward position, the Company is generally subject to examination by the U.S. federal, state and local income tax authorities for all tax years in which a loss carryforward is available. There are currently no federal or state audits in progress.

13. Contingencies

Legal Matters

From time to time, and in the ordinary course of business, the Company may be subject to various claims, charges, and litigation. At June 30, 2012, the Company did not have any pending claims, charges, or litigation that it expects would have a material adverse effect on its financial position, results of operations, or cash flows.

Guarantees and Indemnification Obligations

The Company typically enters into indemnification agreements in the ordinary course of business. Pursuant to these agreements, the Company indemnifies and agrees to reimburse the indemnified party for losses and costs incurred by the indemnified party, generally the Company’s suppliers or customers, or suppliers or customers of the indemnified party, in connection with patent, copyright, trade secret, or other intellectual property or personal right infringement claim by third parties with respect to the Company’s technology, as well as breaches of relevant agreements or claims of gross negligence, strict liability or willful misconduct. The term of these indemnification agreements is generally perpetual after execution of the agreement. Based on when customers first subscribe to the Company’s service, the maximum potential amount of future payments the Company could be required to make under certain of these indemnification agreements is unlimited; however, more recently the Company has typically limited the maximum potential value of such potential future payments in relation to the value of the contract. Based on historical experience and information known as of June 30, 2012, the Company has not incurred any costs for the above guarantees and indemnities.

In certain circumstances, the Company warrants that (1) its products and services will perform in all material respects in accordance with its standard published specification documentation in effect at the time of delivery of the licensed products and services to the customer for the warranty period of the product or service, (2) the Company will use reasonable efforts to prevent its products and services from introducing viruses or contaminants into the indemnified party’s computer systems and databases, (3) the Company has not used any open source software that would likely result in claims, (4) the Company has the legal rights necessary to provide its products and services without infringing on intellectual property rights, or (5) various additional warranties relating to the type of software or coding used by the Company in its products and services. To date, the Company has not incurred significant expense under its warranties and, as a result, the Company believes the potential exposure under these agreements is immaterial.

14. Convertible Notes Payable

2010 Convertible Notes

From April to June 2010, the Company entered into subordinated note purchase agreements with various investors (the 2010 Notes), whereby the Company borrowed $665,000. The funds related to $640,000 of the 2010 Notes were received in 2010, while the remaining $25,000 was received in 2011. Proceeds received by the Company are in consideration for convertible promissory notes issued to the investors. The maturity date was April 30, 2012 and interest accrued at 3% per annum throughout the term of the 2010 Notes.

The 2010 Notes contained a put option and a contingent conversion feature as follows:

Put Option – In the event of a sale of the Company prior to the closing of a qualified equity financing, as defined, all amounts outstanding under the 2010 Notes will be canceled and the holders of the notes will receive, in cash, an amount equal to two times the principal amount of the notes (Change in Control Premium). The requirement to pay the Change in Control Premium results in a premium to the holders of the 2010 Notes that is not considered clearly and closely related to the debt host and results in an embedded derivative that must be bifurcated and accounted for separately from the debt host. Accordingly, upon the issuance of the 2010 Notes, the Company recorded the estimated fair value of this put option (embedded derivative) as a liability of $35,600. The estimated fair value of the embedded derivative was determined assuming a probability of 10% that a change of control would occur. This liability was recorded by reducing the carrying value of the 2010 Notes by $35,600, which was accreted to interest expense through the date of the conversion of the 2010 Notes into common stock and preferred stock in April 2011.

The derivative liability is recorded at fair value with changes in fair value recognized in interest income (expense), net. As of December 31, 2010, the estimated fair value of the embedded derivative was determined assuming a probability of 15% that a change in control would occur. As a result, the Company increased the fair value of the embedded derivative liability to $60,500, and recorded interest expense of $24,900 in the statement of operations for the year ended December 31, 2010. Upon conversion of the 2010 Notes in April 2011 into common stock and preferred stock, the remaining carrying value of the derivative liability of $60,500 was recorded to interest income and the remaining unamortized debt discount of $18,542 was recorded as a reduction of the equity proceeds.

Contingent Conversion Upon a Qualified Financing – Effective upon closing a qualified equity financing, as defined, the 2010 Notes will automatically be converted into either (A) in the event the pre-money valuation of the Company in the qualified preferred stock financing does not exceed the target valuation, as defined, that number of shares of preferred stock equal to the quotient obtained by dividing (i) the outstanding principal amount of the 2010 Notes plus, at the election of the Company, all accrued interest under the 2010 Notes by (ii) 80% of the per-share price at which the preferred stock is sold to cash investors or (B) in the event the pre-money valuation exceeds the target valuation, both (1) that number of shares of preferred stock equal to the quotient obtained by dividing (i) the outstanding principal amount of the 2010 Notes plus, at the election of the Company, all accrued interest under the Notes by (ii) the per-share price at which the preferred stock is sold to cash investors and (2) that number of shares of common stock necessary so that the average purchase price per share of such common stock and the preferred stock issued upon conversion of the 2010 Notes is equal to the target valuation share price, as defined.

In April 2011, the carrying value of the 2010 Notes and $18,653 of accrued interest were converted into shares of preferred stock and common stock at the time of the convertible preferred stock issuance. In comparison to the fair market value of the preferred stock and common stock issued to settle the accrued paid-in-kind interest, the effective conversion rate represented a beneficial conversion feature. Thus, the Company recorded a discount on the 2010 Notes of $3,647 with a corresponding increase to additional paid in capital that was immediately amortized to interest expense upon conversion of the 2010 Notes in April 2011.

2012 Convertible Notes

In May and June 2012, the Company issued $450,000 of unsecured subordinated convertible notes (the “2012 Notes”) to certain existing stockholders pursuant to note purchase agreements. The principal amount and all interest is due on dates ranging from November 25, 2013 to December 7, 2013. The 2012 Notes bear interest at a rate of 3%, compounded annually. The Company has the right to prepay the 2012 Notes without penalty.

The 2012 Notes contain a put option and a contingent conversion feature as follows:

Put Option – In the event of a sale of the Company prior to the repayment in full of the notes, the 2012 Notes, at the option of at least a majority of the creditors, will convert into either (x) cash equal to (i) 1.1 times the outstanding principal and any accrued but unpaid interest thereon if such change of control occurs within 180 days following the date of issuance of the 2012 Notes; or (ii) 1.2 times the outstanding principal and any accrued but unpaid interest thereon if such change of control occurs more than 180 days following the date of issuance of the 2012 Notes, or (y) common stock of the Company at a price per share that is (i) 90% of the price per share of the common stock paid as part of the sale of the Company if such sale of the Company occurs within 180 days following the date of issuance of the 2012 Notes; or (ii) 80% of the price per share of the common stock paid as part of the sale of the Company if such sale of the Company occurs more than 180 days following the date of issuance of the 2012 Notes (the “2012 Change in Control Premium”). The requirement to pay the 2012 Change in Control Premium results in a premium to the holders of the 2012 Notes that is not considered clearly and closely related to the debt host and results in an embedded derivative that must be bifurcated and accounted for separately from the debt host. Accordingly, upon the issuance of the 2012 Notes, the Company recorded the estimated fair value of this put option (embedded derivative) as a liability of $33,000. The estimated fair value of the embedded derivative was determined to be $33,000, which was recorded by reducing the carrying value of the 2012 Notes by $33,000. The amount is being accreted to interest expense over the term of the 2012 Notes.

The derivative liability is recorded at fair value with changes in fair value recognized in interest income (expense), net. As of June 30, 2012, the estimated fair value of the embedded derivative was determined to be $38,400. As a result, the Company increased the fair value of the embedded derivative liability to $38,400, and recorded interest expense of $5,400.

Contingent Conversion Upon a Qualified Financing – Effective upon closing a qualified equity financing, as defined, the 2012 Notes will automatically be converted into a number of shares of equity securities, equal to the outstanding principal and accrued interest at such closing date divided by the applicable conversion price (the “Conversion Price”). The Conversion Price is determined as (i) 90% of the price per share of the majority of the equity securities issued in the qualified equity financing if the qualified equity financing is consummated within 180 days following the date of issuance of the 2012 Notes; or (ii) 80% of the price per share of the majority of the equity securities issued in the qualified equity financing if the qualified equity financing is consummated more than 180 days following the date of issuance of the 2012 Notes. As this represents a contingent beneficial conversion feature, it will be measured and recorded upon the resolution of the contingency.

15. Related-Party Transactions

Immediate family members of the chief executive officer and co-founder of the Company invested $100,000 in the 2010 Notes, which, along with accrued interest, converted into 210,063 shares of Preferred Stock and 337,556 shares of common stock in April 2011. The same family members also invested $600,000 in 2011 to purchase an additional 1,227,496 shares of Preferred Stock.

Additionally, in November 2011, the Company granted an employee an advance of $10,000. The outstanding balance of $9,000 as of December 31, 2011 is included in prepaid expenses and other current assets.

16. Recently Issued Accounting Standards

In May 2011, the Financial Accounting Standards Board (FASB) issued Accounting Standards Updated (ASU) No. 2011-04, Fair Value Measurement (Topic 820)—Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and International Financial Reporting Standards (IFRSs). The amendments in this update apply to all reporting entities that are required or permitted to measure or disclose the fair value of an asset, a liability, or an instrument classified in a reporting entity’s shareholders’ equity in the financial statements. ASU No. 2011-04 does not extend the use of fair value accounting, but provides guidance on how it should be applied where its use is already required or permitted by other standards within U.S. GAAP or IFRS. ASU No. 2011-04 changes the wording used to describe many requirements in U.S. GAAP for measuring fair value and for disclosing information about fair value measurements. Additionally, ASU No. 2011-04 clarifies the FASB’s intent about the application of existing fair value measurements. The amendments in this update are to be applied prospectively. For nonpublic entities, the amendments are effective for annual periods beginning after December 15, 2011. Nonpublic entities may apply the amendments early, but no earlier than for interim periods beginning after December 15, 2011. The Company does not expect the provisions of ASU No. 2011-04 to have a material effect on its financial position, results of operations or cash flows.